SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

January 11, 2006

(Date of Report; Date of Earliest Event Reported):

STEIN MART, INC.

(Exact Name of Registrant as Specified in its Charter)

Florida	0-20052	64-0466198
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1200 Riverplace Blvd., Jacksonville, Florida 32207

(Address of Principal Executive Offices Including Zip Code)

(904) 346-1500

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01 Entry into a Material Definitive Agreement

On January 11, 2006, Stein Mart, Inc. entered into Amendment No. 1 to Loan and Security Agreement (the “Amendment”) with a group of lenders and Wachovia Bank, National Association, successor by merger to Congress Financial Corporation (Florida), in its capacity as administrative and collateral agent. The original Loan and Security Agreement (the “Agreement”) was dated July 18, 2003.

The principal purposes of the Amendment were to extend the term of the Agreement to January 11, 2011, to decrease the maximum credit from $150 million to $100 million, add an option to increase the facility by an additional $50 million, and reduce the interest rates and unused line fee.

ITEM 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant

Please refer to Item 1.01 above regarding entry into an amendment of the Loan and Security Agreement dated July 18, 2003.

ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS

(c) Exhibits:

10.21 Amendment No. 1 to Loan and Security Agreement

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SIGNATURES

Pursuant to the requirements of the Securities and Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

STEIN MART, INC.
(Registrant)

Dated: January 17, 2006	By:	/s/ James G. Delfs
James G. Delfs
Senior Vice President and
Chief Financial Officer

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EXHIBIT INDEX

10.21     Amendment No. 1 to Loan and Security Agreement

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